EXHIBIT 3.1

                            CERTIFICATE OF FORMATION
                                       OF
                                CL&P FUNDING LLC


         This Certificate of Formation of CL&P Funding LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.


         FIRST:   The name of the limited liability company is:


                  CL&P FUNDING LLC


         SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and its registered agent at such address is CORPORATION SERVICE COMPANY.


         IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this 3rd day of January, 2001.


                                               /s/ SHAWN T. WOODEN
                                               ---------------------------------
                                               Shawn T. Wooden, Esq.
                                               Authorized Person and Organizer
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